UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 20, 2010
(Date of earliest event reported)
TLC Vision Corporation
(Exact name of registrant as specified in its charter)

New Brunswick,
Canada	000-29302	980151150
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

5280 Solar Drive, Suite 100
Mississauga, Ontario	L4W 5M8
(Address of principal executive offices)	(Zip Code)
636-534-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     TLC Vision Corporation (the “Company”) previously disclosed that on May 6, 2010, the U.S. Bankruptcy Court for the District of Delaware (the “Court”) confirmed the joint Chapter 11 plan of reorganization (the “Plan”) for the Company and its affiliates, TLC Vision (USA) Corporation (“TLC USA”) and TLC Management Services, Inc. (“TLC MSI”) in its Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on May 11, 2010. The Plan was subsequently recognized by a Canadian court order and became effective on May 20, 2010. Information regarding the Company’s bankruptcy proceedings can be found in the Company’s Form 8-Ks filed with the SEC on December 24, 2009, February 10, 2010, February 19, 2010 and May 11, 2010, and in its Quarterly Report on Form 10-Q filed with the SEC on May 17, 2010.
     In accordance with the Plan, on May 20, 2010, affiliates of Charlesbank Capital Partners, LLC (“Charlesbank”) and H.I.G. Capital, LLC (“H.I.G.”) acquired substantially all the assets of the Company, including 100% of the equity of TLC USA and the Company’s six refractive centers in Canada. It is expected that any remaining assets of the Company will be liquidated in a Canadian proceeding and that net proceeds of such liquidation, if any, will be distributed to the Company’s creditors in accordance with the Plan.
     The Plan also provides for the payment in full in cash of all outstanding amounts owing to the Company’s senior secured lenders and up to $9.5 million in cash and a promissory note of up to $3.0 million to satisfy unsecured creditors of the Company, TLC USA and TLC MSI.
     On February 3, 2010, the Company, TLC USA and TLC MSI entered into a plan sponsor agreement (the “PSA”) with certain affiliates of a fund managed by Charlesbank, which was amended on February 12, 2010. On February 12, 2010, the Court approved the amended PSA backed by affiliates of Charlesbank and H.I.G. regarding a new plan of reorganization which provides for the payment in full of all outstanding amounts owing to the Company’s senior secured lenders. In connection with the amended PSA, the Court also approved $25 million in debtor-in-possession financing provided by Charlesbank and H.I.G. for repayment of the Company’s debtor-in-possession financing. The Company had previously entered into a $15 million Senior Secured Super Priority Debtor in Possession Credit Agreement dated December 23, 2009 with various lenders. The $25 million in debtor-in-possession financing was provided pursuant to a Junior Secured Superpriority Debtor-in-Possession Credit Agreement dated as of February 3, 2010.
     As of May 20, 2010, the Company has repaid all amounts owed under its debtor-in-possession financing, as well as all outstanding amounts owed to the Company’s senior secured lenders, which include Charlesbank, H.I.G. and their affiliates. Claims held by unsecured creditors, which include Charlesbank, H.I.G. and their affiliates, will be paid in accordance with the Plan.
     There are no other material relationships among the Company and its affiliates, on the one hand, and Charlesbank, H.I.G. or any of their respective affiliates, on the other hand, except as disclosed in this Current Report on Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) In accordance with the Plan, the Company’s directors and officers have resigned, effective May 20, 2010.
Item 7.01. Regulation FD Disclosure.
     On May 20, 2010, the Company issued a press release regarding its financial restructuring, TLC USA’s emergence from Chapter 11 bankruptcy as a newly reorganized, private company, and TLC USA’s new board of directors. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
     The information under this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release of TLC Vision Corporation dated May 20, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2010	TLC VISION CORPORATION
	By:	/s/ James J. Hyland
James J. Hyland
VP Investor Relations

Exhibit Index

Exhibit No.	Description
99.1	Press Release of TLC Vision Corporation dated May 20, 2010